    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 6, 1997


                                                      REGISTRATION NO. 333-36923

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 1


                                       TO


                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                 AMOCO COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                            ------------------------

              DELAWARE                       200 E. RANDOLPH DRIVE                       36-3353184
  (State or other jurisdiction of           CHICAGO, ILLINOIS 60601                   (I.R.S. Employer
   incorporation or organization)                (312-856-6111)                     Identification No.)

         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                               AMOCO CORPORATION
       (EXACT NAME OF ADDITIONAL REGISTRANT AS SPECIFIED IN ITS CHARTER)
                            ------------------------

              INDIANA                        200 E. RANDOLPH DRIVE                       36-1812780
  (State or other jurisdiction of           CHICAGO, ILLINOIS 60601                   (I.R.S. Employer
   incorporation or organization)                (312-856-6111)                     Identification No.)

         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                S.F. GATES ESQ.
                       VICE PRESIDENT AND GENERAL COUNSEL
                               AMOCO CORPORATION
                             200 E. RANDOLPH DRIVE
                            CHICAGO, ILLINOIS 60601
                                 (312-856-5474)
      (Name, address, including zip code, and telephone number, including area code, of agent for service for registrants)

                                   COPY FOR:
                             GLENN M. REITER, ESQ.
                              JOHN E. RILEY, ESQ.
                           SIMPSON THACHER & BARTLETT
                              425 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10017
                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   From time to time after the effective date of this Registration Statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act of 1933, please check the following box. [ ]
                            ------------------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                EXPLANATORY NOTE



     This Amendment No. 1 to the Registration Statement on Form S-3 No. 333-36923 of Amoco Company and Amoco Corporation is being filed to remove the last paragraph on the facing page of such Registration Statement as originally filed, which paragraph referred to the use, in accordance with Rule 429 under the Securities Act of 1933, of the Prospectus contained in such Registration Statement also in connection with Registration Statement on Form S-3 No. 33-11635, as amended. As a result, Registration Statement No. 333-36923 will not relate to the remaining $200,000,000 of guaranteed debt securities remaining to be issued under Registration Statement No. 33-11635, as amended. Such securities will be issued using a separate prospectus under Registration Statement No. 33-11635, as amended.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                  SUBJECT TO COMPLETION DATED OCTOBER 6, 1997

PROSPECTUS

                          DEBT SECURITIES AND WARRANTS
                                       OF

                                 AMOCO COMPANY
                 UNCONDITIONALLY AND IRREVOCABLY GUARANTEED BY

                               AMOCO CORPORATION


     Amoco Company, a Delaware corporation (the "Company"), may from time to time offer its debt securities ("Debt Securities") in one or more series for issuance and sale, and warrants (the "Warrants") to purchase Debt Securities, from which the Company will receive proceeds of up to an aggregate of $300,000,000 or the equivalent in foreign denominated currency or units based on or relating to currencies, on terms determined by market conditions at the time of sale. The due and punctual payment of principal and premium and interest, if any, on the Debt Securities is unconditionally guaranteed (the "Guarantees") by Amoco Corporation, an Indiana corporation ("Amoco"). The Company is a wholly owned subsidiary of Amoco. With respect to the Debt Securities and Warrants as to which this Prospectus is being delivered, the specific designation, aggregate principal amount, maturity, rate (or manner of calculation thereof) and time of payment of any interest, the purchase price, the currency or currency units for which the Debt Securities or Warrants may be purchased, the currency or currency units in which payments in respect of Debt Securities may be made, and whether the Debt Securities and Warrants are to be offered for sale together or separately, any stock exchange listings, the duration, purchase price, exercise price, detachability and any other terms of Warrants, any terms for mandatory or optional redemption (including any sinking fund) and any other specific terms are set forth in the accompanying Prospectus Supplement ("Prospectus Supplement").


                             ---------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
      HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
        SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
           THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.

                             ---------------------

     The Debt Securities and Warrants may be offered directly, through agents designated from time to time, through dealers or through Morgan Stanley & Co. Incorporated and/or one or more other managing underwriters to be named in the Prospectus Supplement, acting alone or with other underwriters. See "Plan of Distribution." Any such agents, dealers or underwriters are set forth in the Prospectus Supplement. If an agent of the Company or a dealer or underwriter is involved in the offering of the Debt Securities and Warrants in connection with which this Prospectus is being delivered, the agent's commission, dealer's purchase price or underwriter's discount will be set forth in, or may be calculated from, the Prospectus Supplement, and the net proceeds to the Company from such sale will be the purchase price of such Debt Securities and Warrants less such commission in the case of an agent, the purchase price of such Debt Securities and Warrants in the case of a dealer, and the public offering price less such discount in the case of an underwriter, and less, in each case, the other expenses of the Company associated with such issuance and distribution.

     The aggregate proceeds to the Company from all the Debt Securities and Warrants sold will be the purchase price of such Debt Securities and Warrants less the aggregate of any agents' commissions, any underwriters' discounts and the other expenses of issuance and distribution. See "Plan of Distribution" for possible indemnification arrangements for agents, dealers or underwriters.


               THE DATE OF THIS PROSPECTUS IS             , 1997.

     NO PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT, AND ANY INFORMATION OR REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE HEREIN OR THEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, AMOCO OR ANY OTHER PERSON. THIS PROSPECTUS IS NOT AN OFFER TO SELL, OR A SOLICITATION OF ANY OFFER TO BUY, BY ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL FOR SUCH PERSON TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.

     Unless otherwise noted, all dollar figures in this Prospectus and any Prospectus Supplement are expressed in United States dollars.

                             ---------------------

                             AVAILABLE INFORMATION

     The Company and Amoco are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith file reports and other information with the Securities and Exchange Commission (the "Commission"). Certain current information concerning such corporations' directors and officers, and (in the case of Amoco) their remuneration, options granted to them, the principal holders of securities, and any material interest of such persons in transactions with the Company or Amoco, respectively, is disclosed in proxy statements distributed to shareholders of Amoco and in certain of the Company's and Amoco's reports filed with the Commission. Such reports, proxy and information statements, and other information can be inspected and copied at the following regional offices of the
Commission: 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies can also be obtained from the Commission's Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. Amoco's common stock is listed on the New York, Chicago, Pacific, Toronto, and Swiss stock exchanges. Reports, proxy statements, and other information concerning Amoco can be inspected at the New York, Chicago, Pacific and Toronto stock exchanges. The common stock of the Company is 100% owned by Amoco and is not listed on any exchange.

                             ---------------------

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents which have heretofore been filed by Amoco and the Company with the Commission pursuant to the 1934 Act (File Nos. 1-170-2 and 1-8888, respectively) are incorporated by reference in this Prospectus and shall be deemed to be a part hereof:

          (a) Amoco's Annual Report on Form 10-K for the year ended December 31, 1996;

          (b) The Company's Annual Report on Form 10-K for the year ended December 31, 1996;

          (c) Amoco's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997;

          (d) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997;

          (e) Amoco's definitive Proxy Statement dated March 10, 1997, in connection with its Annual Meeting of Shareholders held on April 22, 1997; and

          (f) Amoco's Current Report on Form 8-K dated April 14, 1997;

in each case, as filed with the Commission pursuant to the 1934 Act.

     All reports pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act and all definitive proxy statements pursuant to Section 14 of the 1934 Act filed by the Company and Amoco after the date of this Prospectus and prior to the termination of the offering of the Debt Securities and Warrants shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Amoco's Annual Report on Form 10-K will include summary financial information concerning the Company, and Amoco's Quarterly Reports on Form 10-Q will also include Company summary financial information. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein or in the accompanying Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     THE COMPANY AND AMOCO WILL PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A COPY OF THIS PROSPECTUS HAS BEEN DELIVERED, ON THE WRITTEN OR TELEPHONE REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL OF THE INFORMATION REFERRED TO HEREIN WHICH HAS BEEN OR MAY BE INCORPORATED IN THIS PROSPECTUS BY REFERENCE, OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS. WRITTEN REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO AMOCO CORPORATION, P.O. BOX 87703, CHICAGO, ILLINOIS 60680-0703, ATTENTION: SHAREHOLDER SERVICES-0402. TELEPHONE REQUESTS MAY BE DIRECTED TO 312-856-7981.

                             AMOCO AND THE COMPANY

     Amoco was incorporated in Indiana in 1889 and has its principal executive offices at 200 East Randolph Drive, Chicago, Illinois 60601 (telephone:
312-856-6111). Amoco is a parent corporation concerned with overall policy guidance, financing, coordination of operations, staff services, performance evaluation and planning for its subsidiaries. Amoco and its consolidated subsidiaries form a large integrated petroleum and chemical enterprise.

     The Company, which was incorporated in Delaware in 1985, has its principal executive offices at 200 East Randolph Drive, Chicago, Illinois 60601 (telephone: 312-856-6111). The Company, a wholly-owned subsidiary of Amoco, is the holding company for substantially all petroleum and chemical operating subsidiaries except Amoco Canada Petroleum Company Ltd., which is wholly-owned by Amoco, and selected other activities. The principal wholly-owned subsidiaries of the Company and the businesses in which they are engaged are summarized below:

Amoco Production Company.................  Exploration, development, and production of crude oil, natural gas and natural gas
                                             liquids, and marketing of natural gas
                                             and natural gas liquids.
Amoco Oil Company........................  Refining, marketing, and transporting of petroleum and related products.
Amoco Chemical Company...................  Manufacture and sale of chemical products.

                      RATIOS OF EARNINGS TO FIXED CHARGES

     The Company's ratio of earnings to fixed charges on public obligations for the six months ended June 30, 1997 and for each of the five years ended December 31, 1996, were as follows: June 30, 1997 -- 11.5, 1996 -- 14.2, 1995 -- 11.6,
1994 -- 20.4, 1993 -- 13.2, and 1992 -- 8.3.

     Amoco's ratio of earnings to fixed charges for the six months ended June 30, 1997 and for each of the five years ended December 31, 1996, were as follows: June 30, 1997 -- 9.0, 1996 -- 10.3, 1995 -- 6.9, 1994 -- 8.9,
1993 -- 8.0, and 1992 -- 3.5.

     Ratios of earnings to fixed charges are computed for each of the enterprises as a whole, including its majority owned consolidated and unconsolidated subsidiaries, and certain 50 percent or less owned companies. Earnings consist of income before income taxes and expensed fixed charges; fixed charges include interest on indebtedness, amortization of debt discount and premium, and a portion of rental expense, net of income from subleased properties, representative of an interest factor.

                                USE OF PROCEEDS

     The net proceeds from sale of the Debt Securities and Warrants will be used in conjunction with other funds for corporate purposes of the Company, including capital and exploration requirements and repayment of debt. Pending the commitment of the proceeds of the Debt Securities and Warrants to such purposes, the Company may invest temporarily in short-term debt obligations.

                         DESCRIPTION OF DEBT SECURITIES

     The Debt Securities (herein also referred to as "Securities") are to be issued under an Indenture, dated as of August 1, 1997 (the "Indenture"), among the Company, Amoco and The Chase Manhattan Bank, as Trustee (the "Trustee"), a copy of which is filed as an exhibit to the registration statement (the "Registration Statement") of which this Prospectus is a part. The Securities may be issued from time to time in one or more series. The particular terms of each series, or of Securities forming a part of a series, which are offered by a Prospectus Supplement and the related guarantees thereof by the Guarantor (the "Guarantees") will be described in such Prospectus Supplement.

     The following summaries of certain provisions of the Indenture do not purport to be complete and are subject, and are qualified in their entirety by reference, to all the provisions of the Indenture, including the definitions therein of certain terms, and, with respect to any particular Securities or Guarantees, to the description of the terms thereof included in the Prospectus Supplement relating thereto. References in italics to section numbers are to Sections of the Indenture. Capitalized terms not defined herein shall have the meaning set forth in the Indenture.

GENERAL

     The Indenture provides that Securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. The Company and Amoco may specify a maximum aggregate principal amount for the Securities of any series. (Section 301.) The Securities are to have such terms and provisions which are not inconsistent with the Indenture, including as to maturity, principal and interest, as the Company and Amoco may determine. The Securities will be unsecured obligations of the Company, will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company and will be guaranteed by Amoco. See "Guarantees by Amoco."

     The applicable Prospectus Supplement will set forth the price or prices at which the Securities to be offered will be issued and will describe the following terms of such Securities: (1) the title of such Securities; (2) any limit on the aggregate principal amount of such Securities or the series of which they are a part; (3) whether such Securities are to be issuable as Registered Securities, Bearer Securities or both, whether such Securities will be issuable initially in temporary global form, any date, or the manner of determination of any date, prior to which interests in any such temporary global security may not be exchanged for definitive

Securities and the extent to which, and the manner in which, any interest on such temporary global security may be paid, and whether any such Securities are to be issuable in permanent global form and, if so, whether beneficial owners of interests in any such permanent global Security may exchange such interests for such Securities of such Series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than as described under "Form, Exchange and Transfer"; (4) the Person to whom and the manner in which interest on such Securities will be payable, and the extent to which, or the manner in which, any interest payable on a temporary global Security on an Interest Payment Date will be paid if other than in the manner described under "Temporary Bearer Global Securities"; (5) the date or dates on which the principal of and premium, if any, on any of such Securities will be payable; (6) the rate or rates at which any of such Securities will bear interest, if any, or the manner of calculating such rate or rates, the date or dates from which any such interest will accrue, the Interest Payment Dates on which any such interest will be payable and the Regular Record Date for any such interest payable on any Registered Securities on any Interest Payment Date; (7) the place or places where the principal of and any premium, interest and Additional Amounts on any of such Securities will be payable, any Registered Securities may be surrendered for registration of transfer, any such Securities may be surrendered for exchange and notices and demands to or upon the Company and Amoco in respect of any such Securities may be served; (8) the period or periods within which, the price or prices at which and the terms and conditions on which any of such Securities may be redeemed, in whole or in part, at the option of the Company; (9) the obligation, if any, of the Company to redeem, purchase or repay any of such Securities pursuant to any sinking fund or analogous provision or at the option of the Holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions on which any of such Securities will be redeemed, purchased or repaid, in whole or in part, pursuant to any such obligation; (10) the denominations in which any Registered Securities will be issuable, if other than denominations of U.S. $1,000 and any integral multiple thereof, and the denominations in which any Bearer Securities will be issuable, if other than denominations of U.S. $5,000 and any integral multiple thereof; (11) if the amount of principal of or any premium or interest on any of such Securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined; (12) if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of or any premium or interest on any of such Securities will be payable (and the manner in which the equivalent of the principal amount thereof in the currency of the United States of America is to be determined for any purpose, including for the purpose of determining the principal amount deemed to be Outstanding at any time); (13) if the principal of or any premium or interest on any of such Securities is to be payable, at the election of the Company or the Holder thereof, in one or more currencies or currency units other than those in which such Securities are stated to be payable, the currency, currencies or currency units in which payment of any such amount as to which such election is made will be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount is to be determined); (14) if other than the entire principal amount thereof, the portion of the principal amount of any of such Securities which will be payable upon declaration of acceleration of the Maturity thereof; (15) if the principal amount payable at the Stated Maturity of any of such Securities will not be determinable as of any one or more dates prior to the Stated Maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any Maturity other than the Stated Maturity or which will be deemed to be Outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined); (16) if applicable, that such Securities, in whole or any specified part, are defeasible pursuant to the provisions of the Indenture described under "Defeasance and Covenant
Defeasance -- Defeasance and Discharge" or "Defeasance and Covenant
Defeasance -- Defeasance of Certain Covenants", or under both such captions;
(17) whether any Registered Securities will be issuable in whole or in part in the form of one or more Global Registered Securities and, if so, the respective Depositaries for such Global Registered Securities, the form of any legend or legends to be borne by any such Global Registered Security in addition to or in lieu of the legend referred to under "Global Registered Securities" and, if different from those described under such caption, any circumstances under which any such Global Registered Security may be exchanged in whole or in part for Securities registered, and any transfer of such Global Registered Security in whole or in part may be registered, in the names of Persons other than the Depositary for such Global Registered Security or its nominee; (18) whether any legends will be stamped or imprinted on all or a portion of such Securities, and the terms and conditions upon which any legends may be removed; (19) any addition to or change in the Events of Default applicable to any of such Securities and any change in the right of the Trustee or the Holders to declare the principal amount of any of such Securities due and payable; (20) the Guarantees of such Securities; (21) whether and under what circumstances the Company will pay Additional Amounts on such Securities and, if so, whether the Company will have the option to redeem such Securities rather than pay such Additional Amounts;
(22) any addition to or change in the covenants in the Indenture described under "Certain Covenants of the Company" applicable to any of such Securities; (23) any other terms of such Securities not inconsistent with the provisions of the Indenture; and (24) any trustees, authenticating or paying agents, warrant agents, transfer agents, registrars or any other agents or depositaries with respect to such Securities. (Section 301.)

     Securities, including Original Issue Discount Securities, may be sold at a substantial discount below their principal amount. Certain special United States federal income tax considerations (if any) applicable to Securities sold at an original issue discount may be described in the applicable Prospectus Supplement. In addition, certain special United States federal income tax or other considerations (if any) applicable to any Securities which are denominated in a currency or currency unit other than United States dollars may be described in the applicable Prospectus Supplement.

FORM, EXCHANGE AND TRANSFER

     Unless otherwise specified in the applicable Prospectus Supplement, Registered Securities of a series shall be issuable in denominations of U.S. $1,000 and integral multiples thereof and Bearer Securities of a series shall be issuable in denominations of U.S. $5,000 and integral multiples thereof. (Section 302.)

     At the option of the Holder, subject to the terms of the Indenture and the limitations applicable to Global Registered Securities, Registered Securities of each series will be exchangeable for other Registered Securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount, each such Registered Security having endorsed thereon a Guarantee. (Section 305.)

     Subject to the terms of the Indenture and the limitations applicable to Global Registered Securities, Registered Securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or accompanied by a proper written instrument of transfer duly executed) at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose. No service charge will be made for any registration of transfer or exchange of Registered Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Company has appointed the Trustee as Security Registrar. Any transfer agent (in addition to the Security Registrar) initially designated by the Company for any Securities will be named in the applicable Prospectus Supplement. (Section 305.) The Company may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that the Company will be required to maintain a transfer agent in each Place of Payment for the Securities of each series. Unless otherwise specified in the applicable Prospectus Supplement, the Company will maintain a transfer agent in The City of New York and in London. (Section 1002.)

     Unless otherwise provided in the Bearer Security and the applicable Prospectus Supplement, all Bearer Securities issued as part of the same identifiable tranche (within the meaning of Regulation S under the Securities Act of 1933, as amended (the "1933 Act")) will be initially represented by a single temporary bearer global security (a "Temporary Bearer Global Security") which will be deposited with a common depositary for Cedel Bank, societe anonyme ("Cedel Bank") and the operator of the Euroclear System ("Euroclear"). Cedel and Euroclear, as the case may be, will credit the account of each subscriber with the principal amount of Bearer Securities being subscribed by it. The Company will irrevocably undertake to exchange the Temporary Bearer Global Security for a definitive permanent bearer global Security (a "Permanent Bearer Global Security") delivered to a common depositary for Euroclear or Cedel Bank upon the later of (i) the date which is 40 days after the later of (A) the completion of the distribution of such identifiable tranche of Bearer Securities as determined by the Underwriters and
(B) the settlement date for such tranche (the "Exchange Date"; provided, however, that the Company may, in its sole discretion, extend the Exchange Date for such period of time as the Company may deem necessary in order to ensure that the issuance of such identifiable tranche of Bearer Securities is exempt from registration under the 1933 Act by virtue of Regulation S thereunder) and
(ii) the date on which Cedel Bank or Euroclear provides to the Trustee or an Authenticating Agent the requisite certification as described under "Temporary Bearer Global Securities" below.

     Unless otherwise provided in the Bearer Securities and the applicable Prospectus Supplement, the Permanent Bearer Global Security will be exchangeable for definitive Securities in bearer form with or without coupons attached or Securities in registered form without coupons attached upon not less than 60 days' written notice to the Company and the Trustee or an Authenticating Agent from Cedel Bank or Euroclear. Such notice shall specify whether the Permanent Bearer Global Security is to be exchanged for Bearer Securities or Registered Securities, or both, the denominations in which any Registered Securities will be issued and the names in which such Registered Securities will be issued. Upon receipt of such notice, the Company will cause to be prepared for delivery the requested Bearer Securities and/or Registered Securities, in the specified denominations and in the specified names.

     Unless otherwise provided in the Bearer Securities and the applicable Prospectus Supplement, at the option of the Holder, Bearer Securities (with all unmatured coupons appertaining thereto) will be exchangeable into a like aggregate principal amount of Registered Securities of like tenor. Bearer Securities will not be issued in exchange for Registered Securities. (Section 305.) Each Security authenticated and delivered upon any transfer or exchange for or in lieu of the whole or any part of any Security will carry all the rights, if any, to interest accrued and unpaid and to accrue which were carried by the whole or such part of such Security. (Section 307.) Such new Security, if a Registered Security, will be so dated, and, if a Bearer Security, will have attached thereto such coupons, that neither gain nor loss in interest will result from such transfer or exchange.

     Bearer Securities will be subject to certain requirements and restrictions imposed by United States federal tax laws and regulations. See "Limitations on Issuance of Bearer Securities."

     If the Securities of any series (or of any series and specified tenor) are to be redeemed in part, the Company will not be required to (i) issue, register the transfer of or exchange any Security of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before any selection of Securities of that series to be redeemed and ending at the close of business on (A) if Securities of the series are issuable only as Registered Securities, the day of the mailing of the relevant notice of redemption and (B) if Securities of the series are issuable as Bearer Securities, the day of the first publication of the relevant notice of redemption or, if Securities of the series are also issuable as Registered Securities and there is no publication, the mailing of the relevant notice of redemption, or (ii) register the transfer of or exchange any Registered Security so selected for redemption, in whole or in part, except the unredeemed portion of any such Security being redeemed in part, or (iii) exchange any Bearer Security so selected for redemption except that such a Bearer Security may be exchanged for a Registered Security of that series and like tenor, provided that such Registered Security shall be simultaneously surrendered for redemption. (Section 305.)

GLOBAL REGISTERED SECURITIES

     Some or all of the Registered Securities of any series may be represented, in whole or in part, by one or more Global Registered Securities which will have an aggregate principal amount equal to that of the Registered Securities represented thereby. Each Global Registered Security will be registered in the name of a Depositary or a nominee thereof identified in the applicable Prospectus Supplement, will be deposited with such Depositary or nominee or a custodian therefor and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the Indenture.

     Notwithstanding any provision of the Indenture or any Security described herein, no Global Registered Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Registered Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Registered Security or any nominee of such Depositary unless (i) the Depositary has notified the Company and Amoco that it is unwilling or unable to continue as Depositary for such Global Registered Security or has ceased to be qualified to act as such as required by the Indenture, (ii) there shall have occurred and be continuing an Event of Default with respect to the Registered Securities represented by such Global Registered Security or (iii) there shall exist such circumstances, if any, in addition to or in lieu of those described above as may be described in the applicable Prospectus Supplement. All Registered Securities issued in exchange for a Global Registered Security or any portion thereof will be registered in such names as the Depositary may direct. (Sections 204 and 305.)

     As long as the Depositary, or its nominee, is the registered Holder of a Global Registered Security, the Depositary or such nominee, as the case may be, will be considered the sole owner and Holder of such Global Registered Security and the Registered Securities represented thereby for all purposes under the Registered Securities and the Indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a Global Registered Security will not be entitled to have such Global Registered Security or any Registered Securities represented thereby registered in their names, will not receive or be entitled to receive physical delivery of certificated Registered Securities in exchange therefor and will not be considered to be the owners or Holders of such Global Registered Security or any Registered Securities represented thereby for any purpose under the Registered Securities or the Indenture. All payments of principal of and any premium and interest on a Global Registered Security will be made to the Depositary or its nominee, as the case may be, as the Holder thereof. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a Global Registered Security.

     Ownership of beneficial interests in a Global Registered Security will be limited to institutions that have accounts with the Depositary or its nominee ("participants") and to persons that may hold beneficial interests through participants. In connection with the issuance of any Global Registered Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of Registered Securities represented by the Global Registered Security to the accounts of its participants. Ownership of beneficial interests in a Global Registered Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants' interests) or any such participant (with respect to interests of persons held by such participants on their behalf). Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Registered Security may be subject to various policies and procedures adopted by the Depositary from time to time. None of the Company, Amoco, the Trustee or any agent of the Company, Amoco or the Trustee will have any responsibility or liability for any aspect of the Depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in a Global Registered Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

PAYMENT AND PAYING AGENTS

     Unless otherwise indicated in the applicable Prospectus Supplement, payment of interest on a Registered Security on any Interest Payment Date will be made to the Person in whose name such Registered Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest. (Section 307.)

     Unless otherwise indicated in the applicable Prospectus Supplement, principal of and any premium and interest on the Registered Securities of a particular series will be payable at the office of such Paying Agent or Paying Agents as the Company may designate for such purpose from time to time, except that at the option of the Company payment of any interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register. Unless otherwise indicated in the applicable Prospectus Supplement, the corporate trust office of the Trustee in The City of New York will be designated as the Company's sole Paying Agent for payments with respect to Registered Securities of each series. Any other Paying Agents initially designated by the Company for the Registered Securities of a particular series will be named in the applicable Prospectus Supplement. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that the Company will be required to maintain a Paying Agent in each Place of Payment for the Registered Securities of a particular series. Unless otherwise specified in the applicable Prospectus Supplement, the Company will maintain a Paying Agent in The City of New York for the Registered Securities. (Section 1002.)

     The principal of and any premium and interest on a Temporary Bearer Global Security and a Permanent Bearer Global Security will be paid to each of Euroclear and Cedel Bank with respect to that portion of such Temporary Bearer Global Security or Permanent Bearer Global Security held for its account. The Company understands that in accordance with current operating procedures of Euroclear and Cedel each of Euroclear and Cedel will credit such principal and any premium and interest received by it in respect of a Temporary Bearer Global Security or Permanent Bearer Global Security to the respective accounts of the persons who on its records are owners of beneficial interests in such Temporary Bearer Global Security or Permanent Bearer Global Security. If a Registered Security is issued in exchange for any portion of a Permanent Bearer Global Security after the close of business at the office or agency where such exchange occurs on (i) any regular record date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any special record date and before the opening of business at such office or agency on the related proposed date for payment of defaulted interest, interest or defaulted interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Registered Security, but will be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to Euroclear and Cedel Bank, and the Company understands that Euroclear and Cedel Bank will undertake in such circumstances to credit such interest to the account of the person who was the beneficial owner of such portion of such Permanent Bearer Global Security on such regular record date or special record date, as the case may be. (Section 305.)

     Unless otherwise indicated in the Bearer Security and the applicable Prospectus Supplement, payment of any interest on Bearer Securities will be payable by check upon surrender of any applicable coupon, and principal of and any premium on Bearer Securities will be payable by check upon surrender of such Securities, at such offices or agencies outside the United States as the Company may from time to time designate; provided, that no interest will be payable on any Bearer Security (including a Temporary Bearer Global Security) until the Owner Tax Certification described under "Temporary Bearer Global Securities -- Certifications" is delivered to Euroclear or Cedel Bank and Euroclear or Cedel Bank delivers the Depositary Tax Certification described under "Temporary Bearer Global Securities -- Interest Payment Date Prior to Exchange Date" to the Company or its agent. No payment with respect to any Bearer Security will be made at any office or agency in the United States or its possessions or by check mailed to any address in the United States or its possessions or by transfer to an account maintained with a bank located in the United States or its possessions. (Sections 304 and 305.) Notwithstanding the foregoing, payments of principal of and any premium and interest on Bearer Securities payable in dollars will be made in the United States if (but only if) payment of the full amount thereof in dollars at the office of each Paying Agent outside the United States appointed and maintained by the Company is illegal or effectively precluded by exchange controls or other similar restrictions.

     Bearer Securities called or presented for redemption should be presented for payment of the applicable redemption price together with all unmatured coupons. Amounts due in respect of any missing unmatured coupons will be deducted from the sum due for payment. Interest due on or prior to the redemption date on Bearer Securities will be payable only upon the surrender of the corresponding coupons. (Section 1106.)

     All moneys paid by the Company or Amoco to a Paying Agent for the payment of the principal of or any premium, interest or Additional Amounts on any Security which remain unclaimed at the end of two years after such principal, premium, interest or Additional Amounts has become due and payable will be repaid to the Company, and the Holder of such Security thereafter may look only to the Company and Amoco for payment thereof. (Section 1003.)

GUARANTEES BY AMOCO

     Amoco will unconditionally guarantee the due and punctual payment of the principal of (and premium, if any) and interest, if any, on the Securities, and the due and punctual payment of any sinking fund or analogous payments (including all Additional Amounts), when and as the same shall become due and payable, whether at maturity, upon redemption, by declaration of acceleration or otherwise. (Section 1401.)

     The Guarantees will be direct, unsecured and unsubordinated obligations of Amoco and will rank equally and ratably with other unsecured and unsubordinated indebtedness.

CERTAIN COVENANTS OF THE COMPANY

     Limitation on Liens. The Company covenants in the Indenture that it will not, nor will it permit any Restricted Subsidiary to, issue, assume, or guarantee any Debt if such Debt is secured by a Mortgage upon any Producing Property, any Refining or Manufacturing Property or any shares of stock or indebtedness of any Restricted Subsidiary, without, in any such case, effectively providing, concurrently with the issuance, assumption or guarantee of any such Debt, that the Securities (together with, if the Company shall so determine, any other indebtedness of, or guaranteed by, the Company or such Restricted Subsidiary ranking equally with the Securities and then existing or thereafter created) shall be secured equally and ratably with (or prior to) such Debt, so long as such Debt shall be so secured; provided, however, that the foregoing restriction shall not apply to:

          (i) Mortgages existing as of the date of the first issuance by the Company of the Securities of any series;

          (ii) Mortgages on property, shares of stock or indebtedness, or in respect of indebtedness, of any corporation existing at the time such corporation becomes a Restricted Subsidiary, or arising thereafter pursuant to contractual commitments entered into prior to and not in contemplation of such corporation becoming a Restricted Subsidiary;

          (iii) Mortgages on property, shares of stock or indebtedness, or in respect of indebtedness, existing at the time of acquisition thereof (including acquisition through merger, amalgamation or consolidation), or arising thereafter pursuant to contractual commitments entered into prior to and not in contemplation of the acquisition of such property, shares, stock or indebtedness;

          (iv) Mortgages securing the payment of all or any part of the purchase price of any property or securing any Debt incurred prior to, at the time of or within 90 days after the acquisition of such property for the purpose of financing all or any part of the purchase price thereof (provided such Mortgages are limited to such property and improvements thereon);

          (v) Mortgages which secure Debt owing by any Restricted Subsidiary to the Company, to the Guarantor or to a Restricted Subsidiary;

          (vi) Mortgages on any Producing Property or Refining or Manufacturing Property to secure all or any part of the cost of surveying, exploration, mining, drilling, extraction, development, construction, alteration, repair or improvement of all or any part thereof, or to secure Debt incurred prior to, at the time of or within 12 months after the completion of such surveying, exploration, mining, drilling, extraction, development, construction, alteration, repair or improvement, whichever is later, for the purpose of financing all or any part of such cost (provided such Mortgages are limited to such property and improvements thereon);

          (vii) Mortgages securing Debt in respect of commitments of purchase or sale of, or the transportation or distribution of, products derived from the property so mortgaged;

          (viii) Mortgages on personal property, other than on any shares of stock or indebtedness of any Restricted Subsidiary;

          (ix) Mortgages securing Debt incurred in connection with environmental law obligations imposed by or pursuant to any legislative, governmental or regulatory authority;

          (x) Mortgages in favor of or at the request of the United States or any state or territory thereof, or any other country or any department, agency, instrumentality or political subdivision of any such jurisdiction, or in favor of holders of securities issued by any such entity, securing Debt owing thereto or partial, progress, advance or other payments or performance pursuant to the provisions of any contract, subcontract or statute, or to secure any indebtedness incurred for the purpose of financing all or any part of any purchase price or cost of constructing or improving the property subject thereto, including, without limitation, any Mortgages securing Debt issued, assumed or guaranteed in industrial development, pollution control, or similar revenue bonds;

          (xi) Mortgages arising by reason of any judgment, decree or order of any court, so long as any appropriate legal proceedings which may have been initiated for the review of such judgment, decree or order shall not have been finally terminated or so long as the period within which such proceedings may be initiated shall not have expired, or by reason of any deposit or pledge with any surety company or clerk of any court, or in escrow, as collateral in connection with, or in lieu of, any bond on appeal from any judgment or decree against the Company or any Restricted Subsidiary or in connection with other proceedings or actions at law or in equity by or against the Company or any Restricted Subsidiary;

          (xii) Mortgages on current assets to secure Debt incurred in the ordinary course of business and maturing not more than twelve months from the date incurred; and

          (xiii) any extension, renewal, alteration or replacement (or successive extensions, renewals, alterations or replacements), in whole or in part, of any Mortgage referred to in the foregoing clauses (i) through
     (xii) inclusive; provided that the principal amount of Debt secured thereby shall not materially exceed the principal amount of Debt so secured at the time of such extension, renewal, alteration or replacement and that such extension, renewal, alteration or replacement shall be limited to all or a part of the property (plus improvements on such property) which secured the Mortgage so extended, renewed, altered or replaced.

     Notwithstanding the foregoing, the Company and any one or more Restricted Subsidiaries may issue, assume or guarantee any secured Debt which would otherwise be subject to the foregoing restrictions in an aggregate amount which, together with all other such secured Debt of the Company and its Restricted Subsidiaries and the amount of capitalized lease obligations (as included in the latest annual audited consolidated balance sheet of Amoco) related to property subject to Sale and Lease-Back Transactions which would be subject to the restrictions on Sale and Lease-Back Transactions described below but for this paragraph, does not at the time exceed 10% of Consolidated Adjusted Net Assets.

     For the purposes of the foregoing and the Sale and Lease-Back Transactions described below, the following types of transactions, among others, shall not be deemed to create Debt: (i) the sale or other transfer of oil, gas or other minerals in place for a period of time until, or in an amount such that, the purchaser will realize therefrom a specified amount of money (however determined) or a specified amount of such minerals or (ii) the sale or other transfer of any other interest in property of the character commonly referred to as a "production payment."

     The Company also covenants in the Indenture that it will not, nor will it permit any Restricted Subsidiary to, merge or consolidate with another corporation if any Producing Property or Refining or Manufacturing Property or shares of stock or indebtedness of any Restricted Subsidiary owned immediately prior thereto which remains Producing Property or Refining or Manufacturing Property or shares of stock or indebtedness of any Restricted Subsidiary immediately thereafter would thereupon become subject to any Mortgage, other than a Mortgage referred to in the foregoing clauses (i) through (xiii) inclusive and other than a Mortgage for, evidencing or with respect to secured Debt which is permitted pursuant to the provision described in the second preceding paragraph above, unless the Company or such Restricted Subsidiary shall have effectively provided that the Securities (together with, if the Company shall so determine, any other indebtedness of or guaranteed by the Company or such Restricted Subsidiary ranking equally with the Securities and then existing or thereafter created) shall be secured by a direct lien on such Producing Property or Refining or Manufacturing Property or shares of stock or indebtedness of any Restricted Subsidiary, equally and ratably with (or prior to) such Mortgage, so long as such Mortgage shall exist. (Section 1005.)

     Limitation on Sale and Lease-Back Transactions. The Company covenants in the Indenture that it will not, nor will it permit any Restricted Subsidiary to, enter into any arrangement with any Person providing for the leasing by the Company or a Restricted Subsidiary of any Producing Property or Refining or Manufacturing Property (except for temporary leases for a term of not more than three years), which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person (referred to as a "Sale and Lease-Back Transaction"), unless the proceeds of such sale are at least equal to the fair value (as determined by the Board of Directors of the Company) of such property and

          (a) the Company or such Restricted Subsidiary would be entitled to issue, assume or guarantee Debt, in an amount equal to the fair value (as determined by the Board of Directors of the Company) of the property so leased, secured by the Mortgage on the property to be leased without equally and ratably securing the Securities and without violating the covenant described under "Limitation on Liens";

          (b) the Company shall apply within 12 months after consummation of such transaction an amount equal to the net proceeds of such transaction to the retirement (other than any mandatory retirement) of Debt issued, assumed or guaranteed by the Company which by its terms matures at, or is extendible or renewable at the option of the obligor to, a date more than 12 months after the date of the creation of such Debt; or

          (c) since the date of the Indenture and within a period commencing 12 months prior to the consummation of such transaction and ending 12 months after the consummation of such transaction, the Company or such Restricted Subsidiary has expended or shall expend for any Producing Property or Refining or Manufacturing Property an amount equal to (i) the net proceeds of such transaction and the Company elects to designate such amount as a credit against such transaction or (ii) a part of the net proceeds of such transaction and the Company elects to designate such amount as a credit against such transaction and applies an amount equal to the remainder of the net proceeds as described in clause (b) above. (Section 1006.)

     Payment of Additional Amounts. If the Securities of a series provide for the payment of Additional Amounts, the Company will pay to the Holder of any Security of such series or any coupon appertaining thereto Additional Amounts as and to the extent described in the applicable Prospectus Supplement. (Section 1007.) References herein and in any Prospectus Supplement to the payment of the principal of or any premium or interest on, or in respect of, any Security of any series or payment of any related coupon or the net proceeds received on the sale or exchange of any Security of any series, include reference to the payment of such Additional Amounts.

CERTAIN DEFINITIONS

     For purposes of the covenants described above, the following terms have the following definitions:

     "Consolidated Adjusted Net Assets" means total assets of the Company and its consolidated subsidiaries less (i) their total prepaid and deferred charges and (ii) their total current liabilities (excluding any portion thereof which may by its terms be extended or renewed at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed), all as included in the latest annual audited consolidated balance sheet of Amoco).

     "Debt" means any indebtedness for money borrowed.

     "Mortgage" means any mortgage, pledge, security interest or lien.

     "Producing Property" means any property interest of the Company or any Restricted Subsidiary in land located within the United States of America considered by the Company or Restricted Subsidiary, as the case may be, to be productive of crude oil, natural gas or other petroleum hydrocarbons in paying quantities.

     "Refining or Manufacturing Property" means any refining or manufacturing property of the Company or any Restricted Subsidiary which is located within the United States of America, other than any such property or portion thereof which
(i) in the opinion of the Board of Directors of the Company is not of material importance to the business of the Company and its consolidated subsidiaries as a whole, (ii) is classified by the corporation which owns it as a transportation or marketing facility or (iii) is owned directly or indirectly by the Company or one or more of its Subsidiaries or by the Company and one or more of its Subsidiaries jointly or in common with others and the aggregate interest therein of the Company and its Subsidiaries does not equal at least 50%.

     "Restricted Subsidiary" means:

     (i) each of the following companies so long as the major portion of its assets is located within the territorial limits of the United States of America and its territorial possessions: Amoco Oil Company, Amoco Production Company and Amoco Chemical Company; and

     (ii) any other corporation (A) substantially all the assets of which are located within the territorial limits of the United States of America and its territorial possessions, (B) which has total assets in excess of three percent (3%) of the total consolidated assets of the Company and its consolidated subsidiaries, as included in the latest annual audited consolidated balance sheet of Amoco, and (C) of which at least eighty percent (80%) of the outstanding stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Company;

provided, however, that the term "Restricted Subsidiary" does not include any corporation (a) the principal operating properties of which consist of oil or gas pipeline properties, (b) the principal assets of which are stock or indebtedness of corporations which conduct substantially all of their business outside the territorial limits of the United States of America and its territorial possessions or (c) principally engaged in financing receivables, making loans, extending credit or other activities of a character conducted by a credit or acceptance company.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     The Company will covenant in the Indenture that it will not, nor will it permit any Restricted Subsidiary to, merge or consolidate with another corporation if any Producing Property or Refining or Manufacturing Property or any shares of stock or indebtedness of any Restricted Subsidiary would thereupon become subject to any Mortgage under the circumstances, and with the exceptions, described under "Certain Covenants of the Company -- Limitation on Liens."

     Subject to the restrictions referred to in the preceding paragraph, the Company may merge or consolidate with, or sell or convey all or substantially all of its property to, any other corporation if (except in the sale or conveyance to a Restricted Subsidiary) such other corporation assumes the obligations of the Company under the Securities and the Indenture and if immediately after the merger, consolidation, conveyance or sale, the Company or such successor corporation is not in default in the performance of any covenants or obligations of the Company under the Indenture or the Securities. (Section 801.)

CERTAIN COVENANTS OF AMOCO

     The Indenture does not limit the amount of debt, either secured or unsecured, which may be issued by Amoco.

     Amoco covenants in the Indenture that it will not merge or consolidate with another corporation or sell or convey all or substantially all of its property to any other corporation unless such other corporation (except in any sale or conveyance to the Company or one of its Restricted Subsidiaries) assumes the obligations of Amoco under the Guarantees. (Section 803.)

     Amoco also covenants that it will furnish certain information and certificates to the Trustee on the dates specified in the Indenture.

EVENTS OF DEFAULT

     Each of the following constitutes an Event of Default under the Indenture with respect to Securities of any series: (a) failure to pay principal of or any premium on any Security of that series when due; (b) failure to pay any interest on any Securities of that series when due, continued for 30 days; (c) failure to deposit any sinking fund payment, when due, in respect of any Security of that series; (d) failure to perform any other covenant of the Company or Amoco in the Indenture (other than a covenant included in the Indenture solely for the benefit of a series other than that series), continued for 90 days (or such other period, if any, described in the applicable Prospectus Supplement) after written notice has been given by the Trustee, or the Holders of at least 25% in principal amount of the Outstanding Securities of that series, as provided in the Indenture; (e) certain events in bankruptcy, insolvency or reorganization and (f) any other Event of Default described in the applicable Prospectus Supplement. (Section 501.)

     If an Event of Default described in clauses (a) through (c) above or clause
(d) above (in the event of a default with respect to less than all Outstanding series of Securities) shall occur and be continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series by notice as provided in the Indenture may declare the principal amount of the Securities of that series (or, in the case of any Security that is an Original Issue Discount Security or the principal amount of which is not then determinable, such portion of the principal amount of such Security, or such other amount in lieu of such principal amount, as may be specified in the terms of such Security) to be due and payable immediately. If an Event of Default described in clause (d) above (in the event of a default with respect to all Outstanding series of Securities) or clause (e) above shall have occurred and be continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of all series by notice as provided in the Indenture may declare the principal amount of the Securities of all series (or, in the case of any Security that is an Original Issue Discount Security or the principal amount of which is not then determinable, such portion of the principal amount of such Security, or such other amount in lieu of such principal amount, as may be specified in the terms of such Security) to be due and payable immediately. After any such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series (or of all Outstanding Securities, as the case may be) may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the Indenture. (Section 502.) For information as to waiver of defaults, see "Modification and Waiver."

     Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. (Section 603.) Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Securities of any series affected by any Event of Default (or of all Outstanding Securities of all series, as the case may be) will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities of that series (or of all Securities, as the case may be). (Section 512.)

     No Holder of a Security of any series will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Securities of that series, (ii) the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series (or all series, as the case may be) have made written request, and such Holder or Holders have offered reasonable indemnity, to the Trustee to institute such proceeding as trustee and (iii) the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series (or all series, as the case may be) a direction inconsistent with such request, within 60 days after such notice, request and offer. (Section 507.) However, such limitations do not apply to a suit instituted by a Holder of a Security for the enforcement of payment of the principal of or any premium or interest on such Security on or after the applicable due date specified in such Security. (Section 508.)

     The Company and Amoco will be required to furnish to the Trustee annually a statement by certain of their respective officers as to whether or not the Company or Amoco, as the case may be, to their knowledge, is in default in the performance or observance of any of the terms, provisions and conditions of the Indenture and, if so, specifying all such known defaults. (Section 1004.)

MODIFICATION AND WAIVER

     The Indenture provides that modifications and amendments of the Indenture may be made by the Company, Amoco and the Trustee with the consent of the Holders of 66 2/3% in aggregate principal amount of the Outstanding Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, (b) reduce the principal amount of, or any premium or interest on, any Security, (c) change the obligation of the Company to pay Additional Amounts,
(d) reduce the amount of principal of an Original Issue Discount Security or any other Security payable upon acceleration of the Maturity thereof, (e) change the place or currency of payment of principal of, or any premium or interest or Additional Amounts on, any Security, (f) impair the right to institute suit for the enforcement of any payment on or with respect to any Security, (g) reduce the percentage in principal amount of Outstanding Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture, (h) reduce the percentage in principal amount of Outstanding Securities of any series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults, (i) reduce the requirements with respect to quorum or voting, (j) modify such provisions with respect to modification and waiver, or (k) change in any manner adverse to the interests of the Holders of any Outstanding Securities the terms and conditions of the Guarantees. (Section 902.)

     The Holders of 66 2/3% in principal amount of the Outstanding Securities of any series may waive compliance by the Company and the Guarantor with certain restrictive provisions of the Indenture. (Section 1008.) The Holders of a majority in principal amount of the Outstanding Securities of any series (or all series, as the case may be) may waive any past default under the Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of the Holder of each Outstanding Security of such series (or all series, as the case may be) affected. (Section 513.)

     The Indenture provides that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given or taken any direction, notice, consent, waiver or other action under the Indenture as of any date, or whether a quorum is present at a meeting of Holders of Securities, (i) the principal amount of an Original Issue Discount Security that will be deemed to be Outstanding will be the amount of the principal thereof that would be due and payable as of such date upon acceleration of the Maturity thereof to such date, (ii) if, as of such date, the principal amount payable at the Stated Maturity of a Security is not determinable (for example, because it is based on an index), the principal amount of such Security deemed to be Outstanding as of such date will be an amount determined in the manner prescribed for such Security and (iii) the principal amount of a Security denominated in one or more foreign currencies or currency units that will be deemed to be Outstanding will be the U.S. dollar equivalent, determined as of such date in the manner prescribed for such Security, of the principal amount of such Security (or, in the case of a Security described in clause (i) or (ii) above, of the amount described in such clause). Certain Securities, including those for whose payment or redemption money has been deposited or set aside in trust for the Holders and those that have been fully defeased pursuant to Section 1302, will not be deemed to be Outstanding. (Section 101.)

     Except in certain limited circumstances, the Company will be entitled to set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the Indenture, in the manner and subject to the limitations provided in the Indenture. In certain limited circumstances, the Trustee also will be entitled to set a record date for action by Holders. If a record date is set for any action to be taken by Holders of a particular series, such action may be taken only by persons who are Holders of Outstanding Securities of that series on the record date. To be effective, such action must be taken by Holders of the requisite principal amount of such Securities within a specified period following the record date. For any particular record date, this period will be 180 days or such shorter period as may be specified by the Company (or the Trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time. (Section 104.)

DEFEASANCE AND COVENANT DEFEASANCE

     The Indenture provides that, if and to the extent indicated in the applicable Prospectus Supplement, the Company may elect, at its option at any time, to have the provisions of Section 1302, relating to defeasance and discharge of indebtedness, or Section 1303, relating to defeasance of certain restrictive covenants in the Indenture, applied to the Securities of any series, or to any specified part of a series. (Section 1301.)

     Defeasance and Discharge. The Indenture provides that, upon the Company's exercise of its option (if any) to have Section 1302 applied to any Securities, the Company and Amoco will be discharged from all their respective obligations with respect to such Securities (except for certain obligations to exchange or register the transfer of Securities, to replace stolen, lost or mutilated Securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the Holders of such Securities of money or Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Securities on the respective Stated Maturities in accordance with the terms of the Indenture and such Securities. Such defeasance or discharge may occur only if, among other things, the Company and Amoco have delivered to the Trustee an Opinion of Counsel to the effect that the Company or Amoco, as the case may be, has received from, or there has been published by, the United States Internal Revenue Service a ruling, regulation or pronouncement of comparable authority, or there has been a change in tax law, in either case to the effect that Holders of such Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur. (Sections 1302 and 1304.)

     Defeasance of Certain Covenants. The Indenture provides that, upon the Company's exercise of its option (if any) to have Section 1303 applied to any Securities, the Company and Amoco may omit to comply with certain restrictive covenants, including those described under "Certain Covenants of the Company -- Limitation on Liens" and "-- Limitation on Sale and Lease-Back Transactions", "Consolidation, Merger and Sale of Assets" and "Certain Covenants of Amoco" relating to the consolidation, merger and sale of assets by Amoco, and any that may be described in the applicable Prospectus Supplement, and the occurrence of certain Events of Default, which are described above in clause (d) (with respect to such restrictive covenants) under "Events of Default" and any that may be described in the applicable Prospectus Supplement, will be deemed not to be or result in an Event of Default, in each case with respect to such Securities. In order for the Company to exercise such option, the Company and Amoco will be required to deposit, in trust for the benefit of the Holders of such Securities, money or Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Securities on the respective Stated Maturities in accordance with the terms of the Indenture and such Securities. The Company and Amoco will also be required, among other things, to deliver to the Trustee an Opinion of Counsel to the effect that Holders of such Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur. In the event the Company exercised this option with respect to any Securities and such Securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and Government Obligations so deposited in trust would be sufficient to pay amounts due on such Securities at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on such Securities upon any acceleration resulting from such Event of Default. In such case, the Company and Amoco would remain liable for such payments. (Sections 1303 and 1304.)

TEMPORARY BEARER GLOBAL SECURITIES

  General

     Unless otherwise specified in the Bearer Security and the applicable Prospectus Supplement, the Securities constituting a separate identifiable tranche (within the meaning of Regulation S under the 1933 Act) will initially be represented by a Temporary Bearer Global Security, to be deposited with a common depositary in London for Euroclear and Cedel Bank for credit to the designated accounts.

     The Temporary Bearer Global Security will be exchangeable for a Permanent Bearer Global Security on the Exchange Date as described under "Form, Exchange and Transfer" above.

  Interest Payment Date Prior to Exchange Date

     In the case of a Temporary Bearer Global Security that has an Interest Payment Date prior to the Exchange Date, a member organization appearing in the records of Euroclear or Cedel as entitled to a portion of the principal amount of such Temporary Bearer Global Security (a "Member Organization") must provide an Owner Tax Certification (as defined below) to Euroclear or Cedel Bank and Euroclear or Cedel must provide to the Company or its agent a certification in the form required by the Indenture (a "Depositary Tax Certification"), in each case, prior to the payment of interest. Until an Owner Tax Certification is provided by the Member Organization to Euroclear or Cedel Bank and Euroclear or Cedel Bank provides to the Company or its agent a Depositary Tax Certification, such Member Organization will not be entitled to receive any interest with respect to its interest in the Temporary Bearer Global Security or to exchange its interest therein for a portion of the Permanent Bearer Global Security.

  Exchange Date Prior to Interest Payment Date

     In the case of a Temporary Bearer Global Security that does not have an Interest Payment Date prior to the Exchange Date, the Member Organization must provide to Euroclear or Cedel Bank an Owner Tax Certification and Euroclear or Cedel Bank must provide to the Company or its agent a Depositary Tax Certification. Until the requisite certifications are provided by the Member Organization to Euroclear or Cedel Bank and Euroclear or Cedel Bank provides the requisite certifications to the Company or its Agent, such Member Organization shall not be entitled to receive any interest with respect to its interest in the Temporary Bearer Global Security or to exchange its interest in the Temporary Bearer Global Security for a portion of the Permanent Bearer Global Security.

  Certifications

     As described above, no interest will be paid on any Temporary Bearer Global Security and no exchange of a Temporary Bearer Global Security for a portion of the Permanent Bearer Global Security may occur until the person entitled to receive such interest or a portion of the Permanent Bearer Global Security furnishes written certification (the "Owner Tax Certification"), in the form required by the Indenture, to the effect that such person (i) is not a United States person (as defined below under "Limitations on Issuance of Bearer Securities"), (ii) is a foreign branch of a United States financial institution purchasing for its own account or for resale, or is a United States person who acquired the Security through such a financial institution and who holds the Security through such financial institution on the date of certification, provided in either case that such financial institution provides a certificate to the Company or the distributor selling the Security to it stating that it agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the U.S. Internal Revenue Code of 1986, as amended, and the United States Treasury Regulations thereunder, or (iii) is a financial institution holding for purposes of resale during the restricted period (as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)). A financial institution described in clause (iii) of the preceding sentence (whether or not also described in clause (i) or (ii)) must certify that it has not acquired the Security for purposes of resale directly to a United States person or to a person within the United States or its possessions.

PAYMENT OF STAMP AND OTHER TAXES

     The Company shall pay all stamp and other duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the Indenture or the original issuance of the Securities. Except as described in the applicable Prospectus Supplement, and "Certain Covenants of the Company -- Payment of Additional Amounts", the Company will not be required to make any payment with respect to any tax, assessment or governmental charge imposed by any government or any political subdivision thereof or taxing authority therein.

NOTICES -- TO HOLDERS OF REGISTERED SECURITIES

     Notices to Holders of Registered Securities will be deemed to be validly given if sent by first class mail to them at their respective addresses as recorded in the Security Register, and will be deemed to have been validly given on the fourth Business Day after the date of such mailing. (Section 106.)

NOTICES -- TO HOLDERS OF BEARER SECURITIES

     Notices to Holders of Bearer Securities will be deemed to be validly given if published in a leading daily English language newspaper having general circulation in London (which is expected to be the Financial Times) or, if such publication is not practicable, if published in a leading English language newspaper having general circulation in Europe or, in the case of a Temporary Bearer Global Security or Permanent Bearer Global Security, if delivered to Euroclear and Cedel Bank for communication by them to the persons shown in their respective records as having interests therein. (Section 106.)

TITLE

     Title to any Temporary Bearer Global Security, any Permanent Bearer Global Security, any Bearer Security and any coupons appertaining to any such Security thereto will pass by delivery. The Company, the Trustee and any agent of the Company or the Trustee may deem and treat the Holder of any Bearer Security and the Holder of any coupon and the registered owner of any Registered Security as the absolute owner thereof (whether or not such Security or coupon shall be overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes. (Section 308.)

GOVERNING LAW

     The Indenture, the Securities and any related coupons and the Guarantees will be governed by, and construed in accordance with, the laws of the State of New York. (Section 112.)

REGARDING THE TRUSTEE

     The Chase Manhattan Bank is depository for funds of, makes loans to, acts as trustee for certain employee benefit plans and performs other services for the Company and Amoco in the normal course of business. H. Laurance Fuller, the Chairman of the Board, President and Chief Executive Officer of Amoco, is a Director of The Chase Manhattan Corporation and The Chase Manhattan Bank.

     The Chase Manhattan Bank serves as trustee under (i) an indenture relating to debt securities of Amoco Canada Petroleum Company Ltd., guaranteed as to payment of principal, premium, if any, and interest, if any, by the Company and Amoco, (ii) an indenture relating to debt securities of Amoco Argentina Oil Company, Argentina Branch, guaranteed as to payment of principal, premium, if any, and interest, if any, by the Company and Amoco and (iii) an indenture relating to debt securities of the Industrial Development Board of the City of Roanoke, Alabama (Amoco Fabrics Company Project), guaranteed as to the payment of principal, premium, if any, and interest, if any, by the Company and Amoco.

                  LIMITATIONS ON ISSUANCE OF BEARER SECURITIES

     In compliance with United States federal tax laws and regulations, Bearer Securities (including Temporary Bearer Global Securities and Permanent Bearer Global Securities) may not be offered or sold during the restricted period (as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)) within the United States or its possessions or to United States persons (each as defined below) other than to an office located outside the United States and its possessions of a United States financial institution (as defined in Section 1.165-12(c)(1)(v) of the United States Treasury Regulations), purchasing for its own account or for resale or for the account of certain customers, that provides a certificate stating that it agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the United States Internal Revenue Code of 1986, as amended, and the United States Treasury Regulations thereunder, or to certain other persons described in Section 1.163-(5)(c)(2)(i)(D)(1)(iii)(B) of the United States Treasury Regulations. Moreover, such Bearer Securities may not be delivered in connection with their sale during the restricted period within the United States or its possessions. Any distributor (as defined in Section 1.163-5(c)(2)(i)(D)(4) of the United States Treasury Regulations) participating in the offering or sale of Bearer Securities must covenant that it will not offer or sell during the restricted period any Bearer Securities within the United States or its possessions or to United States persons (other than the persons described above), it will not deliver in connection with the sale of Bearer Securities during the restricted period any Bearer Securities within the United States or its possessions and it has in effect procedures reasonably designed to ensure that its employees and agents who are directly engaged in selling the Bearer Securities are aware of the restrictions on offers and sales described above. No Bearer Securities (other than a Temporary Bearer Global Security) may be delivered, nor may interest be paid on any Bearer Securities until receipt by the Company of (i) a Depositary Tax Certification in the case of Temporary Bearer Global Securities or (ii) an Owner Tax Certification in all other cases as described above under "Description of Debt Securities -- Temporary Bearer Global Securities -- Certifications." Bearer Securities will bear a legend to the following effect: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code."

     As used in this section, "United States person" means any citizen or resident of the United States, any corporation, partnership or other entity created or organized in or under the laws of the United States and any estate the income of which is subject to United States federal income taxation regardless of its source and a trust which is subject to the supervision of a court within the United States and the control of a United States fiduciary as described in section 7701(a)(30) of the Code, "United States" means the United States of America including the States thereof and the District of Columbia) and "possessions" of the United States include Puerto Rico, the U.S. Virgin Islands, Guam, America Samoa, Wake Islands and Northern Mariana Islands.

                            DESCRIPTION OF WARRANTS

     The Company may issue Warrants for the purchase of Debt Securities. Warrants may be issued independently or together with any Debt Securities by any Prospectus Supplement and may be attached to or separate from such Debt Securities. The Warrants will be issued under a Warrant Agreement to be entered into between the Company and a bank or trust company, as agent (the "Warrant Agent"), all as set forth in the Prospectus Supplement relating to the particular issue of Warrants. The Warrant Agent will act solely as an agent of the Company in connection with the Warrant Certificates and will not assume any fiduciary obligation or relationship of agency or trust for or with any holders of Warrant Certificates or beneficial owners of Warrants. The following summaries of certain provisions of the form of Warrant Agreement filed as an exhibit to the Registration Statements do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of such form of Warrant Agreement (including the form of Warrant Certificate).

GENERAL

     If Warrants are offered hereby, reference is made to the Prospectus Supplement for the following terms of the Warrants offered hereby (to the extent such terms are applicable to such Warrants): (1) the offering price; (2) the currency or units based on or relating to currencies for which Warrants may be purchased; (3) the designation, aggregate principal amount, currency or currency unit, and terms of the Debt Securities purchasable upon exercise of the Warrants and, if such Debt Securities are issuable in bearer form, restrictions applicable to the warrants and to the purchase of Debt Securities in bearer form upon exercise of the Warrants; (4) the designation and terms of the Debt Securities with which the Warrants are issued and the number of Warrants issued with each Debt Security; (5) the date, if any, on and after which the Warrants and the related Debt Securities will be separately transferable; (6) the principal amount of Debt Securities purchasable upon exercise of one Warrant and the price at and currency or currency units in which such principal amount of Debt Securities may be purchased upon such exercise; (7) the date on which the right to exercise the Warrants shall commence and the date (the "Expiration Date") on which such right shall expire; (8) whether the Warrant Certificates will be issuable in registered or bearer form or both, and, if the warrant certificates are issuable in bearer form, restrictions applicable to warrant certificates; (9) federal income tax consequences; and (10) any other terms of the Warrants, including any terms which may be required or desirable under applicable law.

     Warrant Certificates may be exchanged for new Warrant Certificates of different denominations, may (if in registered form) be presented for registration of transfer, and may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement.

     Prior to the exercise of their Warrants, Holders of Warrants will not have any of the rights of Holders of the Debt Securities purchasable upon such exercise, including the right to receive payments of principal of, or interest, premium and Additional Amounts, if any, on the Debt Securities purchasable upon such exercise or to enforce covenants in the Indenture.

EXERCISE OF WARRANTS

     Each Warrant will entitle the Holder to purchase such principal amount of Debt Securities at such exercise price as shall in each case be set forth in, or calculable from, the Prospectus Supplement relating to the Warrants. Warrants may be exercised at any time up to the time specified on the Expiration Date set forth in the Prospectus Supplement relating to such Warrants. After such time on the Expiration Date (or such later date to which such Expiration Date may be extended by the Company), unexercised Warrants will become void.

     Subject to any restrictions and additional requirements that may be set forth in the Prospectus Supplement relating thereto, Warrants may be exercised by delivery to the Warrant Agent of the Warrant Certificate evidencing such Warrants properly completed and duly executed and of payment as provided in the Prospectus Supplement of the amount required to purchase the Debt Securities purchasable upon such exercise. Warrants will be deemed to have been exercised upon receipt of such Warrant Certificate and payment at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement and the Company will, as soon as practicable thereafter, issue and deliver the Debt Securities purchasable upon such exercise. If fewer than all of the Warrants represented by such Warrant Certificate are exercised, a new Warrant Certificate will be issued for the remaining amount of the Warrants.

                              PLAN OF DISTRIBUTION

     The Company may sell the Debt Securities and Warrants being offered hereby
(i) through agents, (ii) through underwriters, (iii) through dealers, (iv) directly to purchasers or to purchasers and dealers (through a specific bidding or auction process or otherwise), or through a combination of any such methods of sale.

     Debt Securities and Warrants may be offered and sold through agents designated by the Company from time to time. Any such agent involved in the offer or sale of the Debt Securities and Warrants in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment (ordinarily five business days or less). Any such agent may be deemed to be an underwriter, as that term is defined in the 1933 Act, of the Debt Securities and Warrants so offered and sold. Agents may be entitled under agreements which may be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under the 1933 Act, and may be customers of, engage in transactions with or perform services for the Company or Amoco in the ordinary course of business.

     If any underwriter or underwriters are utilized in the sale of the Debt Securities and Warrants, the Company will execute an underwriting agreement with such underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including compensation of the underwriters and dealers, if any, will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Debt Securities and Warrants in respect of which this Prospectus is delivered to the public. The underwriters may be entitled, under the relevant underwriting agreement, to indemnification by the Company against certain liabilities, including liabilities under the 1933 Act. Morgan Stanley & Co. Incorporated and/or other underwriters named in the Prospectus Supplement may act as managing underwriter with respect to an offering of Debt Securities and Warrants effected through underwriters. Only underwriters named in the Prospectus Supplement are deemed to be underwriters in connection with the Debt Securities and Warrants offered thereby and if Morgan Stanley & Co. Incorporated is not named in the Prospectus Supplement, it will not be a party to the underwriting agreement relating to such Debt Securities and Warrants, it will not be purchasing any such Debt Securities and Warrants from the Company in connection with such offering and it will have no direct or indirect participation in the underwriting of such Debt Securities and Warrants, although it may participate in the distribution of such Debt Securities under circumstances where it may be entitled to a dealer's commission.

     If a dealer is utilized in the sale of the Debt Securities and Warrants in respect of which this Prospectus is delivered, the Company will sell such Debt Securities and Warrants to the dealer, as principal. The dealer may then resell such Debt Securities and Warrants to the public at varying prices to be determined by such dealer at the time of resale. Dealers may be entitled, under agreements which may be entered into with the Company, to indemnification by the Company against certain liabilities, including liabilities under the 1933 Act. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

     Amoco may guarantee any of the Company's obligations, including its obligation to indemnify agents, underwriters or dealers, under any agreements relating to the Debt Securities.

     Offers to purchase Debt Securities and Warrants may be solicited directly by the Company and sales thereof may be made by the Company directly to institutional investors or others. The terms of any such sales, including the terms of any bidding or auction process if utilized, will be described in the Prospectus Supplement relating thereto.

     If so indicated in the Prospectus Supplement, the Company will authorize agents and underwriters to solicit offers by certain institutions to purchase Debt Securities and Warrants from the Company at the public offering price set forth in the Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date stated in the Prospectus Supplement. Each Contract will be for an amount not less than, and unless the Company otherwise agrees the aggregate principal amount of Debt Securities and Warrants sold pursuant to Contracts shall be not less nor more than, the respective amounts stated in the Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions but shall in all cases be subject to the approval of the Company. Contracts will not be subject to any conditions except that any related sale of Debt Securities and Warrants to underwriters shall have occurred and the purchase by an institution of the Debt Securities and Warrants covered by its Contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject. A commission indicated in the Prospectus Supplement will be paid to underwriters and agents soliciting purchases of Debt Securities and Warrants pursuant to Contracts accepted by the Company.

     If so indicated in the Prospectus Supplement relating to a series of Debt Securities which provides Holders with the option to cause the Company to repay said Debt Securities prior to maturity under specified circumstances, the Company and Amoco may reserve the right to elect, with respect to any Debt Securities which Holders have surrendered for repayment, to designate a purchaser which will purchase the Debt Securities at a price equal to their repayment price. The purchaser may resell or otherwise dispose of the Debt Securities so purchased. By surrendering the Debt Securities for repayment, the Holders consent to sell the Debt Securities to any such purchaser. If such purchaser fails to purchase any Debt Securities, the Company will repay the Debt Securities on the specified repayment date. If a purchaser is designated, the procedures for surrendering any Debt Securities and for repayment will be determined by mutual agreement among the Company, Amoco, such purchaser, the Trustee and any paying or escrow agent and will be set forth in the Prospectus Supplement.

     The place and time of delivery of the Debt Securities and Warrants in respect of which this Prospectus is delivered are set forth in the accompanying Prospectus Supplement.

                                 LEGAL OPINIONS

     The validity of the Debt Securities and Warrants and Guarantees offered hereby will be passed upon for the Company and Amoco by Daniel B. Pinkert, General Attorney-Corporate, Amoco and Vice-President and Secretary of the Company. As of September 30, 1997, Mr. Pinkert owned directly or indirectly through the Amoco Performance Share Plan, had interests in the Amoco Employee Savings Plan for, and had options to purchase, an aggregate of approximately 19,000 shares of common stock of Amoco.

     The validity of the Debt Securities and Warrants and Guarantees will be passed upon for underwriters and certain other purchasers by Simpson Thacher & Bartlett (a partnership which includes professional corporations), New York, New York. Simpson Thacher & Bartlett may rely as to all matters of Indiana law upon the opinion of Mr. Pinkert.

                                    EXPERTS

     The consolidated financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Amoco Corporation for the year ended December 31, 1996, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                   AMOCO LOGO

                                    PART II



                     INFORMATION NOT REQUIRED IN PROSPECTUS



ITEM 16. EXHIBITS.



EXHIBIT
NUMBER                                    EXHIBIT
-------                                   -------
* 1       --    Form of Underwriting Agreement and Standard Provisions for
                Underwriting Agreement
* 4(a)    --    Indenture dated as of August 1, 1997 among the Company,
                Amoco, and The Chase Manhattan Bank, as Trustee, Registrar
                and Paying Agent
* 4(b)    --    Form of Registered Security (contained as part of Exhibit
                4(a))
* 4(c)    --    Form of Warrant Agreement
* 4(d)    --    Form of Warrant Certificate (contained as part of Exhibit
                4(c))
* 4(e)    --    Certificate of Incorporation of the Company. (Incorporated
                by reference from Exhibit 3(a) to the Registrant's Annual
                Report on Form 10-K for the year ended December 31, 1989)
* 4(f)    --    By-laws of the Company. (Incorporated by reference from
                Exhibit 3(b) to the Registrant's Annual Report on Form 10-K
                for the year ended December 31, 1989)
* 5       --    Opinion and consent of counsel to the Company and Amoco
*12(a)    --    Statement re: Computation of Ratios of Earnings to Fixed
                Charges for the Company
*12(b)    --    Statement re: Computation of Ratios of Earnings to Fixed
                Charges for Amoco (Incorporated by reference from Amoco's
                June 30, 1997 Form 10-Q)
*23(a)    --    Consent of Price Waterhouse LLP
*23(b)    --    Consent of Counsel (contained as part of Exhibit 5)
*24       --    Powers of Attorney
*25       --    Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of The Chase Manhattan Bank.
                (Incorporated by reference from the Company's Post-Effective
                Amendment No. 1 to Registration Statement No. 33-11635,
                dated December 6, 1993)


-------------------------

* Previously filed.



 ITEM 17. UNDERTAKINGS.


     The undersigned Registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the 1933 Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement unless the information required to be included in such post-effective amendment is contained in a periodic report filed with or furnished to the Commission by the Registrants pursuant to Section 13 or Section 15(d) of the 1934 Act and incorporated herein by reference. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i) and
(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by either of the Registrants pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the 1933 Act, each filing of the Registrants' annual reports pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The Registrants hereby further undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of said Registrants' annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been entitled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on October 6, 1997.


                                          AMOCO COMPANY
                                            (Registrant)

                                          By        /s/ D. B. PINKERT
                                            ------------------------------------
                                            D. B. Pinkert,
                                            Vice President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on October 6, 1997.


                           SIGNATURE                                           TITLE
                           ---------                                           -----

                        /s/ J. L. CARL*                       President and Director
     -----------------------------------------------------      (Principal Executive Officer)
                         (J. L. Carl)

                     /s/ W. R. HUTCHINSON*                    Vice President, Treasurer and Director
     -----------------------------------------------------      (Principal Financial Officer)
                      (W. R. Hutchinson)

                    /s/ JUDITH G. BOYNTON*                    Vice President and Controller
     -----------------------------------------------------      (Principal Accounting Officer)
                      (Judith G. Boynton)

                      /s/ D. B. PINKERT*                      Vice President, Assistant Secretary
     -----------------------------------------------------      and Director
                        (D. B. Pinkert)

*By                    /s/ D. B. PINKERT                      Individually and as Attorney-in-Fact
     -----------------------------------------------------
                         D. B. Pinkert

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on October 6, 1997.


                                          AMOCO CORPORATION
                                            (Registrant)


                                          By         /s/ J. L. CARL

                                            ------------------------------------

                                            J. L. Carl


                                            Executive Vice President


                                            and Chief Financial Officer



     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registrant Statement on Form S-3 has been signed by the following persons in the capacities indicated on October 6, 1997.


                  SIGNATURE                                              TITLE
                  ---------                                              -----

              /s/ H. L. FULLER*                     Chairman of the Board, Chief
---------------------------------------------       Executive Officer and Director
               (H. L. Fuller)                       (Principal Executive Officer)

              /s/ W. G. LOWRIE*                     President and Director
---------------------------------------------
               (W. G. Lowrie)

               /s/ J. L. CARL*                      Executive Vice President and
---------------------------------------------       Chief Financial Officer
                (J. L. Carl)                        (Principal Financial
                                                    Officer)

           /s/ JUDITH G. BOYNTON*                   Vice President and Controller
---------------------------------------------       (Principal Accounting Officer)
             (Judith G. Boynton)

              /s/ D. R. BEALL*                      Director
---------------------------------------------
                (D. R. Beall)

               /s/ RUTH BLOCK*                      Director
---------------------------------------------
                (Ruth Block)

              /s/ J. H. BRYAN*                      Director
---------------------------------------------
                (J. H. Bryan)

            /s/ E. B. DAVIS, JR.*                   Director
---------------------------------------------
             (E. B. Davis, Jr.)

             /s/ RICHARD FERRIS*                    Director
---------------------------------------------
              (Richard Ferris)

                  SIGNATURE                                              TITLE
                  ---------                                              -----
             /s/ F. A. MALJERS*                     Director
---------------------------------------------
               (F. A. Maljers)

             /s/ A. C. MARTINEZ*                    Director
---------------------------------------------
              (A. C. Martinez)

              /s/ W. E. MASSEY*                     Director
---------------------------------------------
               (W. E. Massey)

            /s/ MARTHA R. SEGER*                    Director
---------------------------------------------
              (Martha R. Seger)

              /s/ T. M. SOLSO*                      Director
---------------------------------------------
                (T. M. Solso)

             /s/ MICHAEL WILSON*                    Director
---------------------------------------------
              (Michael Wilson)

             *By /s/ J. L. CARL                     Individually and as Attorney-in-Fact
 -------------------------------------------
                 J. L. Carl